EXHIBIT 23.1


[LOGO]
DALE MATHESON           Partnership of          Robert J Burkart, Inc.    James F. Carr-Hilton, Ltd
CALL-HILTON LABONTE     Alvin F. Dale, Ltd.     Peter J Donaldson, Inc.   R.J. LaBonte, Ltd
___________________
CHARTER ACCOUNTANTS     Robert J Matheson, Inc.  Fraser G. Ross, Ltd.




March 22, 2004



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Savoy Capital Investments, Inc. - Form 8-K/A Current Report


Dear Sirs:

As independent chartered accountants, we hereby consent to the incorporation by reference in this Form 8-K/A Current Report dated March 22, 2004, of the following:

o Our report to the Stockholders and Board of Directors of Societe Siranna S.A.R.L. (and exploration stage company) ("Siranna") dated March 19, 2004 on the balance sheets of Siranna as at December 31, 2003 and 2002 and on the statements of operations, stockholders' equity and cash flows for the period from September 24, 2002 (inception) to December 31, 2002, the year ended December 31, 2003 and the period from September 24, 2002 (inception) to December 31, 2003.


Yours truly,


"Dale Matheson Carr-Hilton LaBonte"


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia






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